UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2022

LifeStance Health Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40478	86-1832801
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 N. Scottsdale Road Suite 6000 Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 425 279-8500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LFST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On May 24, 2022, LifeStance Health Group, Inc. (the “Company”) announced that it had drawn the term loan as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2022, as of May 16, 2022. As previously reported, the proceeds from the term loan have been used to repay in full all loans and commitments under the credit agreement, originally dated as of May 14, 2020, among LifeStance Health Holdings, Inc., Lynnwood Intermediate Holdings, Inc., Capital One, National Association, and each lender party thereto (the “May 2020 Credit Agreement”). In connection with such repayment, all obligations under the May 2020 Credit Agreement, and all liens and security interests securing such obligations, were released and terminated, and the Company paid the required prepayment fee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFESTANCE HEALTH GROUP, INC.

Date: May 24, 2022	By:	/s/ Ryan Pardo
Name: Ryan Pardo
Title: Chief Legal Officer and Secretary